Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-274168) of our report dated April 1, 2024, relating to the consolidated financial statements of LQR House Inc. for the years ended December 31, 2023 and 2022, which includes an explanatory paragraph regarding substantial doubt about its ability to continue as a going concern, and appears in this Annual Report on Form 10-K.

/s/ dbbmckennon

Newport Beach, California

April 1, 2024